Exhibit 1
                                                        ---------




                 CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2241, 33-16801, 33-42733, 33-56572 and 333-39671) pertaining to the Chiquita
Savings and Investment Plan and in the related Prospectus of our report dated June 18, 1999, with respect to the financial statements and schedules of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.





                         /s/ ERNST & YOUNG LLP






Cincinnati, Ohio
June 23, 1999